EXHIBIT 10.1

 SHARE EXCHANGE AGREEMENT

by and among

Integrated Energy Solutions, Inc.

a Nevada corporation

Patten Energy Enterprises, Inc.,

a California corporation

and

Ezekiel Patten, Jr.,

the sole shareholder of

Patten Energy Enterprises, Inc.

Dated as of November 20, 2014

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (the “Agreement”) is entered into as of November  20, 2014 by and among Integrated Energy Solutions, Inc., a Nevada corporation located at 480 Forest Avenue, Suite 1 Locust Valley, NY 11560 (the “Company” or “Integrated Energy”), Patten Energy Enterprises, Inc., a California corporation located at 3437 S. Main Street Los Angeles, CA 90007 (“Patten  Energy”) and Ezekiel Patten, Jr., an individual and the sole shareholder of Patten Energy (the “Shareholder” and together with the Company and Patten Energy, the “Parties” and each, a “Party”).

WHEREAS, the Shareholder owns 1,000 shares (the “Shares”) representing 100% of the equity interest of Patten Energy (the “Shares”);

WHEREAS, the Shareholder believes that it is in his best interests to exchange (the “Exchange”) all of the Shares for the Exchange Shares (as defined herein);

WHEREAS, the Company believes it is in its best interests and that of its shareholders to acquire all of the Shares in exchange for the issuance of the Exchange Shares, all upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, it is the intention of the Parties that the Exchange qualify as a tax-free organization under Section 368(a)(1)(B) of the United States Internal Revenue Code of 1986, as amended, and a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”).

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

SHARE EXCHANGE

Section 1.01

Incorporation of Recitals. The recitals set forth hereinabove are incorporated herein by reference with the same force and effect as if fully set forth hereinafter.

Section 1.02

The Exchange.

(a)

On the terms and subject to the conditions set forth in this Agreement, the Member shall assign, transfer and deliver, free and clear of all Liens (as defined herein), all of the Shares, which shall be free and clear of any and all Liens, in exchange for that certain number of shares (the “Exchange Shares”) of Series B Preferred Stock of the Company, par value $0.001 per share, designated in accordance with the Certificate of Designations, Rights and Preferences, substantially in the form attached hereto as Exhibit A, that is equal to ten (10%) percent of the total number of shares of Series B Preferred Stock that the Company is authorized to issue.

(b)

As the result of the Exchange, (i) Integrated Energy shall acquire 100% of the issued and outstanding shares of Patten Energy; (ii) Patten Energy shall become a wholly owned subsidiary of Integrated Energy and (iii) the Shareholder shall have received the Exchange Shares. Further, in addition to the $80,000 previously provided to Patten Energy for working capital, (i) following the Exchange, upon the Company’s entering into a credit facility pursuant to which at least $700,000 is funded to the Company, the Company shall allocate to Patten Energy $100,000 of such funds to be used by Patten Energy for working capital and (ii) upon the Company’s entering into an equity financing pursuant to which at least $5,000,000 is raised for the Company, the Company shall allocate to Patten Energy up to $1,000,000 of such funds to be used by Patten Energy for working capital.

Section 1.03

Assignment and Assumption of Liabilities.  Upon Closing (as defined below), all financial and contractual obligations and liabilities of Patten Energy incurred prior to and due as of or after the date hereof (the “Patten Energy Liabilities”) shall be assigned to and assumed by Integrated Energy.

Section 1.04

Closing.  The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place on such date that all conditions precedent and obligations of the Parties to consummate such Transactions contemplated hereby and are satisfied or waived, at such location to be determined by the Company or such other date and time as the Parties may mutually determine (the “Closing Date”).

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF PATTEN ENERGY ENTERPRISES, INC.

Patten Energy and the Shareholder represent and warrant to Integrated Energy, jointly and severally, that, as of the date hereof, except for those representations and warranties that speak of a different date:

Section 2.01.

Organization.  Patten Energy is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted;

Section 2.02

Authorization. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action, including action by the members, as required by applicable law and this Agreement has been duly executed by an authorized signatory;

Section 2.03.

Enforceability.  This Agreement constitutes a legal, valid, and binding obligation of Patten Energy, enforceable against Patten Energy in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or principles of equity;

Section 2.04.

No Conflicts.  The execution and delivery of this Agreement by Patten Energy and the performance by Patten Energy of its obligations hereunder in accordance with the terms hereof (i) will not require the consent of any third party or governmental entity under any laws, and (ii) will not violate any laws applicable to Patten Energy;

Section 2.05.

No Litigation. (a) There is no pending or threatened judicial or administrative proceeding or investigation affecting Patten Energy or the Shareholder that (i) if resolved adversely would have a material adverse effect on the business of Patten Energy (the “Business”), or (ii) could reasonably be expected to impair its ability to consummate the Exchange, and (b) neither Patten Energy nor the Shareholder are aware of any judicial or administrative decision affecting it that could reasonably be expected to impair its ability to consummate the Exchange;

Section 2.06. Capitalization.

The authorized capitalization consists solely of 1,000,000 shares of common stock, no par value, of which 1,000 shares of such common stock are issued and outstanding, and all of such shares have been issued to the Shareholder.  There are no outstanding options, warrants or other rights to purchase shares of Patten Energy;

Section 2.07. Tax Matters.  Patten Energy has filed all Tax Returns that it was required to file with respect to itself and the Business, and has paid all Taxes owing, except (i) where the failure to file Tax Returns or to pay Taxes could not reasonably be expected to have a material adverse effect, or (ii) where the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which Patten Energy has established adequate reserves in accordance with GAAP.  “Taxes” means (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any Governmental Entity on such entity, and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a “transferee” (within the meaning of Section 6901 of the Code or any other applicable law) of another entity, a member of an affiliated or combined group, a contract or otherwise.   Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule, exhibit or attachment thereto;

Section 2.08. Permits.  Patten Energy has each license, franchise, permit, certificate, approval or other similar authorization required in connection with the conduct of, or otherwise affecting or relating in any way to, the Business (the “Permits”).  The Permits are valid and in full force and effect; Patten Energy is not in default, and no condition exists that with notice or lapse of time could constitute a default, under the Permits; no proceedings are pending or threatened to revoke or amend any Permit; the Permits are freely assignable; and none of the Permits shall be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated by this Agreement; and

Section 2.09 Books and Records.  The minute books and other similar records of Patten Energy contain complete and accurate records of all actions taken at any meetings of Patten Energy, board of directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting.  The books and records of Patten Energy, as previously made available to the Company, accurately reflect the assets, liabilities, business, financial condition and results of operations of Patten Energy and have been maintained in accordance with good business and bookkeeping practices.

Section 2.10 Bankruptcy; Liabilities.  Patten Energy has completed all required actions and discharged all debts pursuant to its having previously filed for bankruptcy protections.  Patten Energy currently has no liabilities, except as disclosed on Schedule 2.10 hereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF

THE SHAREHOLDER

The Shareholder represent and warrant to Integrated Energy that, as of the date hereof, except for those representations and warranties that speak of a different date:

Section 3.01

Good Title.  The Shareholder is the record and beneficial owner, and has good title to, the Shares, with the full right and authority to sell and deliver such Shares, free and clear of any and all liens, encumbrances, pledges, security interests, claims, charges, options, rights of first refusal, proxies, voting trusts, or agreements, transfer restrictions under any equity holder or similar agreement or any other restriction or limitation whatsoever, including any contract granting any of the foregoing (collectively, “Liens”), to Integrated Energy pursuant to the Exchange.  Integrated Energy, as the new owner of such Shares, will receive good title to such Shares, free and clear of all Liens;

Section 3.02

Power; Enforceability. The Shareholder is of majority age and has the legal capacity to execute and deliver this Agreement and consummate the transactions contemplated hereby, and to perform their obligations under this Agreement.  This Agreement constitutes a legal, valid, and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as may be limited by bankruptcy, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or principles of equity;

Section 3.03

No Conflicts.  The execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of his obligations hereunder in accordance with the terms hereof (i) will not require the consent of any third party or governmental entity under any laws, (ii) will not violate any laws applicable to the Shareholder or the Shares and (iii) will not violate or breach any contractual obligation to which the Shareholder is a party or under which the Shares are bound;

Section 3.04

Acquisition of the Exchange Shares for Investment.

(a)

Purchase Entirely for Own Account.  The Exchange Shares proposed to be acquired by the Shareholder hereunder will be acquired for investment for such Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Shareholder has no present intention of selling, granting any participation in or otherwise distributing the Exchange Shares, except in compliance with applicable securities laws.  The Shareholder further represents that he does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person with respect to the Exchange Shares.  For purposes of this Agreement, “Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity (or any department, agency or political subdivision thereof) or other entity.

(b)

The Shareholder (i) can bear the economic risk of their investment and (ii) possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his investment in Integrated Energy and its securities.

(c)

The Shareholder understands that the Exchange Shares are not registered under the Securities Act and that the issuance hereof to the Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation D promulgated thereunder (“Regulation D”).  The Shareholder is an “accredited investor,” as such term is defined in Rule 501 of Regulation D or, if not an accredited investor, otherwise meets the suitability requirements of Regulation D and Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”).  The certificate representing the Exchange Shares issued to the Shareholder shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable Securities Laws (as defined herein):

“THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITY SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR AN EXEMPTION THEREFROM SHALL BE AVAILABLE UNDER THE ACT AND SUCH LAWS.”

(d)

The Shareholder acknowledges that neither the Securities and Exchange Commission (the “SEC”), nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement;

(e)

The Shareholder acknowledges that he has carefully reviewed such information as they have deemed necessary to evaluate an investment in Integrated Energy and its securities.  To the full satisfaction of the Shareholder, they have been furnished all materials that they have requested relating to Integrated Energy and the issuance of the Exchange Shares hereunder.  Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Integrated Energy set forth in this Agreement, on which the Shareholder has relied in making an exchange of the Shares for the Exchange Shares;

(f)

The Shareholder understands that the Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be held indefinitely and the Shareholder further acknowledges that the Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied, including, without limitation, Integrated Energy compliance with the reporting requirements under the Exchange Act.

Section 3.05

Additional Legend; Consent.  Additionally, the Exchange Shares will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended and the Shareholder consents to Integrated Energy making a notation on its records or giving instructions to any transfer agent of the Exchange Shares in order to implement the restrictions on transfer of the Exchange Shares.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF INTEGRATED ENERGY HOLDINGS, INC.

Integrated Energy represents and warrants to Patten Energy and the Shareholder that, as of the date hereof, except for those representations and warranties that speak of a different date:

Section 4.01

Organization; Authority.

(a)

Integrated Energy is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted.  Integrated Energy is duly qualified or authorized to do business and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization.  Integrated Energy has made available to Patten Energy and the Shareholder true, complete and accurate copies of its articles of incorporation and by-laws, and any amendments thereto or restatements thereof, as in effect on the date hereof;

(b)

The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the articles of incorporation or by-laws of Integrated Energy.  Integrated Energy has full power and authority to enter into this Agreement and consummate the transactions contemplated hereby; and

(c)

This Agreement constitutes the valid and binding obligation of Integrated Energy, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or principles of equity.

ARTICLE V

COVENANTS

Section 5.01

Securities Law Compliance.  Each of Integrated Energy and Patten Energy understands and agrees that the consummation of this Agreement, including the issuance of the Exchange Shares to the Shareholder in exchange for the Shares upon Closing as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes.  Each of Integrated Energy and Patten Energy agree that such transactions shall be consummated in reliance on exemptions from the registration requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.  Furthermore, in connection with the transactions contemplated by this Agreement, Integrated Energy and Patten Energy shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the state where the Shareholder resides, unless an exemption requiring no filing is available in such jurisdiction, all to the extent and in the manner as may be deemed by the Parties to be appropriate.

Section 5.02.

Further Assurances.  Subject to the terms and conditions herein provided, each Party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

ARTICLE VI

INDEMNIFICATION

Section 6.01.  The Shareholder shall indemnify and hold harmless Integrated Energy and its officers, directors, shareholders, employees, attorneys, accountants, representatives and agents from and against any and all losses, damages, fees, costs, expenses, obligations and liabilities (collectively, the “Liabilities”) or actions, investigations, inquiries, arbitrations, claims or other governmental or administrative agency proceedings in respect thereof, including enforcement of this Agreement (collectively, the “Actions” and together with the Liabilities, the “Losses”), arising out of or based on (i) any inaccuracy in or any breach of any representation of Patten Energy or any Shareholder contained in this Agreement, or misrepresentations made hereunder or (ii) a material breach of any covenant or agreement of Patten Energy or any Shareholder in this Agreement or any related agreement.

Section 6.02.  Integrated Energy shall indemnify the Shareholder from and against any and all Losses to which it or they may become subject arising out of or based on (i) any inaccuracy in or any breach of any representation of Integrated Energy contained in this Agreement, or misrepresentations made hereunder or (ii) a material breach of any covenant or agreement of Integrated Energy in this Agreement or any related agreement.

Section 6.03.  Without limiting the foregoing, Losses include, but are not limited to, all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of this Agreement.

Section 6.04.  The indemnification provided for in this Article VI shall survive the consummation of the Transactions contemplated hereby.

ARTICLE VII
MISCELLANEOUS

Section 6.01

Brokers.  Each Party agrees that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution or consummation of this Agreement.  Each Party agrees to indemnify the other against any claim by any third Person for any commission, brokerage or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third Person, whether express or implied, from the actions of the indemnifying party.

Section 6.02

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New Jersey. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New Jersey, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 6.03

Notices.  All notices or other communications required or permitted by this Agreement shall be in writing and addressed as follows

If to Integrated Energy:

Integrated Energy Holdings, Inc.

480 Forest Avenue, Suite 1

Locust Valley, NY 11560

Attn: Ernest Remo, Chief Executive Officer

With Copies to:

Lucosky Brookman LLP

101 Wood Avenue South, 5th Fl

Woodbridge, NJ 08830

Attn: Scott E. Linsky

If to Patten Energy:

Patten Energy Enterprises, Inc.

3437 S. Main Street

Los Angeles, CA 90007

              Attn: Ezekiel Patten, Jr.

If to the Shareholder:

Ezekiel Patten, Jr.

3437 S. Main Street

Los Angeles, CA 90007

              Attn: Ezekiel Patten, Jr.

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder.

Notice shall be deemed to have been duly received:

(a)

if given email, when transmitted and the appropriate confirmation received, as applicable, if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission;

(b)

if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mail; and

(c)

if given by courier, messenger or other means, when received or personally delivered and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any Party to the other Parties pursuant to notice given by such Party in accordance with the provisions of this Section 6.03.

Section 6.04

Attorneys Fees.  In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including, without limitation, reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 6.05

Third Party Beneficiaries.  This contract is strictly between Integrated Energy, Patten Energy and the Shareholder and, except as specifically provided, no other Person shall be deemed to be a third party beneficiary of this Agreement.

Section 6.06

Expenses.  Each of Integrated Energy and Patten Energy shall bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with this Agreement and any other agreements in connection therewith, the Exchange or any of the other transactions contemplated hereby.

Section 6.07

Entire Agreement.  This Agreement and the related documents referenced herein represent the entire agreement between the Parties relating to the subject matter hereof, and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 6.08

Survival; Termination.  The representations, warranties and covenants of the respective Parties shall survive the consummation of the transactions herein contemplated for a period of one year.

Section 6.09

Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall be but a single instrument.  Signatures delivered by email shall be deemed original signatures.

Section 6.10

Independent Counsel.  Patten Energy and Shareholder acknowledge that they have been provided with an opportunity to consult with their own legal counsel and tax or other advisors with respect to this Agreement.

Section 6.11

Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently therewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore or thereafter occurring or existing.  This Agreement may by amended by a writing signed by all Parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may only be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above, and the corporate Parties have caused this Agreement to be executed by their respective officers, hereunto duly authorized.

INTEGRATED ENERGY HOLDINGS, INC.

By:

/s/ Ernest B. Remo
Name: Ernest B. Remo
Title: Chief Executive Officer

PATTEN ENERGY ENTERPRISES, INC.

By:

/s/ Ezekiel Patten, Jr.
Name: Ezekiel Patten, Jr.
Title:  Chief Executive Officer

SHAREHOLDER

/s/ Ezekiel Patten, Jr.

EZEKIEL PATTEN, JR., individually

[Signature page to the Agreement]